040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20120875453-77
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/28/2012 2:18 PM
	Entity Number E0664342012-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GAMING ENTERTAINMENT INTERNATIONAL INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

INFINITY INTERNATIONAL HOLDINGS
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
9775 S MARYLAND PKWY STE F #120	LAS VEGAS	Nevada	89183
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 20000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name / Street Address	City	State	Zip Code
1)	SYLVAIN DESROSIERS			
	11700 W. CHARLESTON BLVD SUITE 170-170	LAS VEGAS	NV	89135
2)	WILLIAM NOLL			
	11700 W. CHARLESTON BLVD SUITE 170-170	LAS VEGAS	NV	89135

5. Purpose: (optional; see instructions) *The purpose of the corporation shall be:*

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: SYLVAIN DESROSIERS
Incorporator Signature: X SYLVAIN DESROSIERS
Address: 11700 W. CHARLESTON BLVD SUITE 170-170, City: LAS VEGAS, State: NV, Zip Code: 89135

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INFINITY INTERNATIONAL HOLDINGS
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
Date: 12/28/2012

This form must be accompanied by appropriate fees.